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                               EXHIBIT 10.15

                     AMENDMENT TO DIRECTORS' DEFERRED
                             COMPENSATION PLAN



                      OLD KENT FINANCIAL CORPORATION

                   RESOLUTIONS OF THE BOARD OF DIRECTORS

                             February 16, 1998


DEFERRED PAYMENT OF ANNUAL RETAINER;
AMENDMENT OF DIRECTORS'
DEFERRED COMPENSATION PLAN

          WHEREAS, the Committee on Directors has recommended that one-half of the annual retainer paid to the directors of this corporation be paid as deferred compensation and treated as invested in common stock of this corporation for the period from the time when earned until paid; and

          WHEREAS, implementation of the recommendation of the Committee on Directors requires amendment of the Directors' Deferred Compensation Plan ("Directors' Plan");

          IT IS THEREFORE RESOLVED, effective April 1, 1998, that one-half of the annual retainer payable for service as a director of this corporation (excluding any additional annual retainer for service as a committee chairperson) shall be paid as deferred compensation in the form of annual retainer credits in accordance with the terms of the Directors' Plan as amended;

          FURTHER RESOLVED, that the Directors' Plan shall be amended effective April 1, 1998, as follows:

          A. To provide for annual retainer credits of one-half of each eligible director's annual retainer for service as a director of this corporation each year;

          B. To provide that the annual retainer credits of each director will be treated at all times under the plan as if invested in common stock of this corporation;

          C. To provide that annual retainer credits under the plan will be combined with all other deferral credits for purposes of distribution;



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          D.   To provide as a transition rule for 1998 that deferral
          elections made for 1998 will be applied to the entire annual retainer, any additional committee chairperson annual retainer, meeting fees and all other compensation earned by each eligible director in 1998 and offset by the annual retainer credits of the director under the plan during 1998;

          E. To specify that deferral elections for 1999 and subsequent years will apply to the half of the annual retainer that is payable as current compensation and to any additional committee chairperson annual retainer, meeting fees and all other compensation paid to each eligible director each year, in addition to and without offset by annual retainer credits for the year.

          F. The term "Directors' Fees" and other provisions of the plan shall be amended to conform to the foregoing changes.

          FURTHER RESOLVED, that the officers of the corporation are authorized and directed to perform all acts and to do all things necessary or appropriate to implement and carry out the foregoing resolutions.





























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